News Release


Contacts:

Media Contact:

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com

Investor Contact:

Niels Christensen, 215-986-6651
Niels.Christensen@unisys.com


UNISYS CORPORATION ANNOUNCES COMMENCEMENT OF TENDER OFFER FOR CERTAIN OUTSTANDING NOTES

BLUE BELL, PA, February 22, 2011- Unisys Corporation ("Unisys" or the "Company") (NYSE: UIS) announced today that it is commencing a cash tender offer in respect of its 14 1/4% Senior Secured Notes due 2015 (the "First Priority Notes") and
12 3/4% Senior Secured Notes due 2014 (the "Second Priority Notes" and, together with the First Priority Notes, the "Notes"). The maximum aggregate consideration for Notes purchased in the tender offer, excluding accrued and unpaid interest, will not exceed $220,000,000 (the "Maximum Payment Amount"). The terms and conditions of the tender offer are described in an Offer to Purchase, dated February 22, 2011 (the "Offer to Purchase"), and a related letter of transmittal, which are being sent to holders of the Notes.

The table below lists the series of Notes that are the subject of the tender offer, summarizes the economic terms of the tender offer, and sets out the order of priority by which the Company will accept Notes for purchase.

CUSIP            Title of        Acceptance   Aggregate      Purchase    Early       Total
Number           Security        Priority     Principal      Price       Tender      Consideration
                                 Level        Amount           (2)       Payment        (2)
                                              Outstanding                  (2)
                                                 (1)
----------------------------------------------------------------------------------------------------
909214BN7        14 1/4%            1         246,603,000    $1,192.50   $40.00     $1,232.50
and U90921AD6    Senior
                 Secured Notes
                 due 2015

909214BM9        12 3/4%            2         374,962,000    $1,182.50   $40.00     $1,222.50
and U90921AC8    Senior
                 Secured Notes
                 due 2014






    ------------------------
    (1) Including Notes subject to the Equity Clawback (as defined below).
    (2) Per $1,000 principal amount of Notes accepted for purchase.

Holders of Notes may not tender their Notes prior to March 11, 2011. Holders of Notes must validly tender their Notes prior to 5:00 p.m., New York City time, on March 24, 2011, unless extended by the Company (such time and date, as the same may be extended with respect to one or both series of Notes, the "Early Tender Time"), in order to be eligible to receive the applicable Total Consideration, as set forth in the table above. Holders of Notes who validly tender their Notes after the Early Tender Time and prior to the Expiration Time (as defined below) will be eligible to receive only the applicable Purchase Price, which is equal to the applicable Total Consideration minus the Early Tender Payment, as set forth in the table above. In addition to the applicable Total Consideration or Purchase Price, as the case may be, holders whose Notes are accepted for purchase by the Company in the tender offer will receive accrued and unpaid interest on their purchased Notes to, but not including, the Payment Date (as defined below). Notes tendered prior to the Early Tender Time may be withdrawn by the holder at any time prior to 5:00 p.m., New York City time, on March 24, 2011, unless extended by the Company (such time and date, as the same may be extended with respect to one or both series of Notes, the "Withdrawal Deadline").

The tender offer is scheduled to expire at 5:00 P.M., New York City time, on April 8, 2011, unless extended by the Company (such date and time, as the same may be extended with respect to one or both series of Notes, the "Expiration Time").

The aggregate principal amount of each series of Notes that the Company accepts for purchase in the tender offer will be based on the order of priority (the "Acceptance Priority Level") set forth in the table above. Acceptance will be based solely on the Acceptance Priority Level of a series, and Notes tendered by the Early Tender Time will have no priority in acceptance by us over Notes tendered after the Early Tender Time. We will accept for purchase (1) first, the First Priority Notes validly tendered (and not validly withdrawn), and (2) second, the maximum aggregate principal amount of the Second Priority Notes validly tendered (and not validly withdrawn) that can be purchased, which amount will be, to the extent necessary, calculated on a pro rata basis, such that the aggregate consideration payable for all Notes accepted for purchase, excluding accrued and unpaid interest, will not exceed the Maximum Payment Amount. The Company reserves the right, in its sole discretion, to waive, increase or decrease the Maximum Payment Amount.

The Company expects to accept such Notes for purchase in the tender offer promptly following the Expiration Time. On the first business day following acceptance of such Notes, the Company expects to deposit with The Depository Trust Company ("DTC") the amount of cash necessary to pay for the Notes, plus accrued and unpaid interest up to, but not including, such day (the "Payment Date").

The Company intends to use the net proceeds from a concurrent offering of its mandatory convertible preferred stock (the "Equity Offering") to redeem up to the maximum principal amount of each series of Notes that the Company is permitted to redeem under the provisions of the indentures governing the Notes (the "Equity Clawback"). The indentures allow the Company, at its option, to redeem up to 35% of the original aggregate principal amount of each series of Notes as of their issue date, at designated prices, from the proceeds of one or more equity offerings.

The Company plans to issue a notice of redemption under the Equity Clawback on the closing date of the Equity Offering, which the Company currently expects to be February 28, 2011. Promptly following the date the Company issues the notice of redemption, DTC will select the Notes to be redeemed in accordance with its procedures. Holders of the Notes will not be able to tender in the tender offer any Notes selected for redemption by DTC. Instead, the Company will redeem such Notes at the applicable redemption prices pursuant to the Equity Clawback.

The Company's obligation to consummate the tender offer is conditioned upon the satisfaction or waiver, at the Company's sole discretion, of certain conditions described in the Offer to Purchase, including a condition relating to the completion of the Company's redemption of Notes pursuant to the Equity Clawback.

The Company has engaged Goldman, Sachs & Co. and Citi to act as dealer managers in connection with the tender offer. Questions regarding the tender offer may be directed to Goldman, Sachs & Co. at (212) 902-5183 (collect) or (800) 828-3182 (U.S. toll-free) or to Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (U.S. toll-free). Requests for documentation may be directed to Global Bondholder Services Corporation, the information agent and depositary for the tender offer, at (212) 430-3774 (for banks and brokers) or
(866) 937-2200 (U.S. toll-free).

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes, the mandatory convertible preferred stock or any other security. The tender offer is being made only by the Offer to Purchase and the related letter of transmittal. The offer is not being made to noteholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the offer is required to be made by a licensed broker or dealer, it shall be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

ABOUT UNISYS
Unisys Corporation is a worldwide information technology company. Unisys provides a portfolio of IT services, software, and technology that solves critical problems for clients. Unisys specializes in helping clients secure their operations, increase the efficiency and utilization of their data centers, enhance support to their end users and constituents, and modernize their enterprise applications. To provide these services and solutions, the Company brings together offerings and capabilities in outsourcing services, systems integration and consulting services, infrastructure services, maintenance services, and high-end server technology. With approximately 23,000 employees, Unisys serves commercial organizations and government agencies throughout the world.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the Company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. There can be no assurance that the tender offer will be completed. Risks and uncertainties that could affect the Company's future results include the Company's ability to drive profitable growth in consulting and systems integration; the Company's ability to take on, successfully implement and grow outsourcing operations; market demand for the Company's high-end enterprise servers and maintenance on those servers; the potential adverse effects of aggressive competition in the information services and technology marketplace; the Company's ability to retain significant clients; the Company's ability to effectively anticipate and respond to volatility and rapid technological change in its industry; the adverse effects of global economic conditions; the Company's significant pension obligations and potential requirements to make significant cash contributions to its defined benefit pension plans; the success of the Company's program to reduce costs, focus its global resources and simplify its business structure; the risk that the Company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may subject it to audits, criminal penalties, sanctions and other expenses and fines; the risk that the Company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the Company has commercial relationships; the risks of doing business internationally when more than half of the Company's revenue is derived from international operations; the Company's ability to access capital and credit markets to address its liquidity needs; the potential for infringement claims to be asserted against the Company or its clients; the possibility that pending litigation could affect the Company's results of operations or cash flow; the business and financial risk in implementing future dispositions or acquisitions; and the Company's ability to use its U.S. federal net operating loss carryforwards and other tax attributes. Additional discussion of factors that could affect the Company's future results is contained in its periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

                                  ###

RELEASE NO.: 0222/9020

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.